Exhibit 3.167

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070365637-79
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/29/2007 8:00 AM
	Entity Number E0372932007-1

Articles of Organization Limited-Liability Company

(PURSUANT TO NRS 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Limited-Liability Company:** (must contain approved limited-liability company wording; see instructions)	Trousdale Health Holdings LLC Check box if a Series Limited-Liability Company ☐
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	National Registered Agents, Inc. of NV Name 1000 East William Street, Suite 204 — Carson City — Nevada 89701 (MANDATORY) Physical Street Address — City — Zip Code (OPTIONAL) Mailing Address — City — State — Zip Code
3. **Dissolution Date:** (OPTIONAL; see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual):
4. **Management:**	Company shall be managed by ☐ Manager(s) OR ☒ Members (check only one box)
5. **Name and Address of each Manager or Managing Member:** (attach additional page if more than 3)	The Ensign Group, Inc. Name 27101 Puerta Real, Suite 450 — Mission Viejo — Ca — 92691 Address — City — State — Zip Code Name Address — City — State — Zip Code Name Address — City — State — Zip Code
6. **Name, Address and Signature of Organizer:** (attach additional page if more than 1)	Danny Walker, Organizer Name — X [signature] Signature 27101 Puerta Real, Suite 450 — Mission Viejo — Ca — 92691 Address — City — State — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. X [signature] JoAn T. Petty, Assistant Secretary — 5/25/07 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State Form LLC Arts 2007
Revised on 01/01/07

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708
Website: secretaryofstate.biz
Resident Agent Acceptance
General Instructions for this form:
1. Please print legibly or type; Black Ink Only
2. Complete all fields. Do not highlight.
3. Ensure that document is signed in signature field.
ABOVE SPACE IS FOR OFFICE USE ONLY
In the matter of Trousdale Health Holdings LLC
(Name of business entity)
I, National Registered Agents, Inc. of NV
(Name of resident agent)
hereby state that on May 25, 2007
(Date)
I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:
1000 East William Street, Suite 204
(MANDATORY) Physical Street Address Suite number
Carson City NEVADA 89701
City Zip Code
Optional: (address where mail will be sent)
(OPTIONAL) Additional Mailing Address Suite number
City State Zip Code
Signature:
X JoAn T. Petty, Assistant Secretary
Authorized Signature of R.A. or On Behalf of R.A. Company
5/25/07
Date
Nevada Secretary of State R.A. Acceptance 2007
Revised on: 01/01/07

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

TROUSDALE HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER: E0372932007-1

100401

FOR THE FILING PERIOD OF MAY, 2014 TO MAY, 2015

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140487706-49
	Filing Date and Time: 07/07/2014 7:36 AM
	Entity Number: E0372932007-1

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME		MANAGER OR MANAGING MEMBER	
CTR PARTNERSHIP, L.P.			
ADDRESS	CITY	STATE	ZIP CODE
27101 PUERTA REAL, SUITE 400 , USA	MISSION VIEJO	CA	92691

NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

NAME		MANAGER OR MANAGING MEMBER	
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Title: CHIEF FINANCIAL OFFICER

Date: 7/7/2014 7:36:41 AM

Signature of Manager, Managing Member or Other Authorized Signature

Nevada Secretary of State List ManorMem
Revised: 8-8-13